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                                                                    Exhibit 99.3



                             JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of common stock of Liquent, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d1-(k) under the Securities Exchange Act of 1934, as amended.

Dated:  November 20, 2001              INFORMATION HOLDINGS INC.


                                       By: /s/ Vincent A. Chippari
                                          --------------------------------------
                                          Name:  Vincent A. Chippari
                                          Title: Executive Vice President and
                                                 Chief Financial Officer



                                       FLUID ACQUISITION CORP.


                                       By: /s/ Vincent A. Chippari
                                          --------------------------------------
                                          Name:  Vincent A. Chippari
                                          Title: Vice President and Secretary